UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2013

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Senior Housing Properties Trust and its applicable subsidiaries and “Five Star” refers to Five Star Quality Care, Inc. and its applicable subsidiaries.

Item 8.01.  Other Events.

On December 31, 2013, we closed the previously announced sale of two rehabilitation hospitals for approximately $90 million.  The hospitals were sold to HSRE-TST III, LLC, a joint venture comprised of affiliates of The Sanders Trust, LLC and Harrison Street Real Estate Capital, LLC.

The two hospitals sold are New England Rehabilitation Hospital located in Woburn, Massachusetts and Braintree Rehabilitation Hospital located in Braintree, Massachusetts.  We acquired these hospitals in 2002 and leased the hospitals’ real estate assets to Five Star under one of our combination leases with Five Star, Lease No. 2.  Concurrently with the sale, Five Star transferred the operations of the two hospitals and several in-patient and out-patient locations in eastern Massachusetts affiliated with these hospitals to entities affiliated with Reliant Hospital Partners, LLC.

Pursuant to the terms of our previously announced amendment of Lease No. 2, that lease terminated with respect to the two hospitals, and the annual rent to be paid to us by Five Star was reduced by $9.5 million, upon the closing of the sale of the hospitals.

A copy of our press release announcing the closing of the sale is attached as Exhibit 99.1 hereto.

Information Regarding Certain Relationships and Related Transactions

Five Star was formerly our 100% owned subsidiary; Five Star is our largest tenant; we are Five Star’s largest stockholder; and Five Star manages several senior living communities for us.  In 2001, we distributed substantially all of Five Star’s then outstanding common shares to our shareholders.  As of December 31, 2013, we owned 4,235,000 shares of common stock of Five Star, or approximately 8.8% of Five Star’s outstanding shares of common stock.  One of our Managing Trustees, Mr. Barry Portnoy, is also a managing director of Five Star.

Reit Management & Research LLC, or RMR, provides management services to both us and Five Star.  One of our Managing Trustees, Mr. Barry Portnoy, is chairman, majority owner and an employee of RMR.  Our other Managing Trustee, Mr. Adam Portnoy, is the son of Mr. Barry Portnoy, and an owner, president, chief executive officer and a director of RMR.  Each of our executive officers is also an officer of RMR, and our President and Chief Operating Officer, Mr. David Hegarty, is a director of RMR.  Five Star’s president and chief executive officer and its chief financial officer and treasurer are officers of RMR.  Our Independent Trustees serve as independent directors or independent trustees of other public companies to which RMR provides management services, but not Five Star.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including Five Star, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, but not Five Star.  In addition, officers of RMR serve as officers of those companies.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2012, or our Annual Report, our definitive Proxy Statement for the Annual Meeting of Shareholders held on May 9, 2013, or our Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, or our Quarterly Report, our Current Report on Form 8-K dated December 23, 2013 and our other filings with the Securities and Exchange Commission, or the SEC, including Note 5 to the Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement, Note 10 to the Condensed Consolidated Financial Statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships. Our filings with the SEC, including our Annual Report, our Proxy Statement and our Quarterly Report, are available at the SEC’s website at www.sec.gov. Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                    Press Release dated January 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Name: Richard A. Doyle
Title: Treasurer and Chief Financial Officer

Dated:  January 2, 2014